Exhibit 3.3

California Secretary of State Business Programs Division 1500 11th Street, Sacramento, CA 95814

KAIROS PHARMA, LTD.

2355 WESTWOOD BLVD. #139

LOS ANGELES, CA 90064

Business Amendment Filing Approved

May 12, 2023

Entity Name: KAIROS PHARMA, LTD.

Entity Type: Stock Corporation - CA - General

Entity No.: 3580096

Document Type: Conversion to Nonqualified Entity .

Document No.: BA20230776950

File Date: 05/10/2023

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California Secretary of State Business Programs Division 1500 11th Street, Sacramento, CA 95814

Request Type: Certified Copies	Issuance Date: 05/11/2023
Entity Name: KAIROS PHARMA, LTD.	Copies Requested: 1
Formed In: CALIFORNIA	Receipt No.: 004203192
Entity No.: 3580096 Entity Type: Stock Corporation - CA - General	Certificate No.: 107602823

Document Listing
Reference #	Date Filed	Filing Description	Number of Pages
B1699-4983	05/10/2023	Conversion to Nonqualified Entity	1

**    ****     ******    End of list    ******    ****    **

I, SHIRLEY N. WEBER, PH.D., California Secretary of State, do hereby certify on the Issuance Date, the attached document(s) referenced above are true and correct copies and were filed in this office on the date(s) indicated above.

IN WITNESS WHEROF, I execute this Certificate and affix the great seal of the State of California on May 11,2023

/s/ SHIRLEY N. WEBER, PH.D.
SHIRLEY N. WEBER, PH.D.
Secretary of State

To verify the issuance of this Certificate, use the Certificate No. above with the Secretary of State Certification Verification Search available at bizfileQnline.sos.ca.gov.

B1699-4983 05/10/2023 5:00 PM Received by California Secretary of State

Certificate Verification No.: 107602823 Date: 05/11/2023

CONV-1A File # ______

For Office Use Only

-FILED-

File No.: BA20230776950

Date Filed: 5/10/2023

State of California
Secretary of State

P

Certificate of Conversion

Fee: $150.00 if a California corporation is the converting entity. $30.00 for all other conversions.

This Space For Filing Use Only

Converted Entity Information

1. Name of Converted Entity
Kairos Pharma, Ltd.

2. Form of Entity	3. Jurisdiction
Stock Corporation	Delaware

4. Mailing Address of Principal Office of Converted Entity (Complete only if converting a California limited partnership.) City State Zip Code

5. Street Address of Principal Office of Converted Entity - *Do not list a P.O. Box* (Complete only if converting a California limited liability company or a registered California general partnership.) City State Zip Code

6. Street Address of the California Principal Office of Converted Entity, if any - *Do not list a P.O. Box* (Complete only if converting a registered California general partnership.) City State Zip Code
CA

7. If the converting entity is a California corporation, limited liability company, limited partnership or general partnership, you must designate an agent for service of process: Item 7a: List the name of an individual or a corporation registered in CA under California Corporations Code section 1505 that agrees to be your agent for service of process. You may not list the converted entity as the agent. Item 7b: If the agent is an individual, list the agent's business or residential street address. Item 7c: If the agent is an individual, list the mailing address of the converted entity's agent. Do not list an address if the agent is a California registered corporate agent as the address for service of process is already on file.

a. Name of Agent For Service of Process
JOHN SUN YU

	City	State	Zip Code
b. If an individual, Street Address of Agent for Service of Process - *Do not list a P.O. Box*: 2355 Westwood Blvd. #139	Los Angeles	CA	90064
c. If an individual, Mailing Address of Agent for Service of Process: 2355 Westwood Blvd. #139	Los Angeles	CA	90064

Converting Entity Information

8. Name of Converting Entity
Kairos Pharma, Ltd.

9. Entity Type	10. Jurisdiction	11. CA Secretary of State Entity Number, if any
Stock Corporation	California	3560096

12. The principal terms of the plan of conversion were approved by a vote of the number of interests or shares of each class that equaled or exceeded the vote required. If a vote was required, the following was required for each class:

The class and number of outstanding interests entitled to vote.	AND	The percentage vote required of each class.
Common Stock, 20,138,931		51%

Additional Information

13. Additional information set forth on the attached pages, if any, is incorporated herein by this reference and made part of this certificate.

14. I certify under penalty of perjury under the laws of the State of California that the foregoing is true and correct of my own knowledge. I declare I am the person who executed this instrument, which execution is my act and deed.

May 10, 2023
Date

______ John Sun Yu, Chief Executive Officer
Signature of Authorized Person — Type or Print Name and Title of Authorized Person

______ Doug Samuelson, Chief Financial Officer
Signature of Authorized Person — Type or Print Name and Title of Authorized Person

CONV-1A (REV 12/2022) 2022 California Secretary of State